UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Wilke Road

Arlington Heights, Illinois 60004

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The status of Steven I. Sarowitz on the board of directors of Paylocity Holding Corporation (the “Company”) changed from executive chairman to chairman effective June 30, 2014.  Mr. Sarowitz will receive compensation for his service as a director and chairman of the Company’s board of directors.  This compensation will be determined by the Company’s Compensation Committee in accordance with its standard practice.  Mr. Sarowitz will not have an employment relationship with the Company or receive any compensation in such capacity.

Item 8.01 Other Events.

On June 30, 2014 the Company entered into a Memorandum of Understanding (the “Agreement”) with Steven I. Sarowitz and Blue Marble Payroll, LLC (“Blue Marble”), an affiliate of Mr. Sarowitz.  Blue Marble is seeking to become an international payroll management solution designed to facilitate international payroll processing through a network of in-country foreign payroll providers.  Blue Marble does not currently and does not intend in the future to provide payroll processing services in the United States of America and, as described below, Mr. Sarowitz and Blue Marble have agreed not to compete with the Company.

Pursuant to the terms of the Agreement, Mr. Sarowitz is entitled to devote his efforts to Blue Marble provided that such efforts do not interfere with his ability to fulfill his duties as chairman of the board of directors of the Company.  Mr. Sarowitz and Blue Marble each also agree not to compete with the Company in the United States of America and not to solicit the Company’s employees.  Mr. Sarowitz and Blue Marble each agree not to partner with any competitor of the Company and to refer to the Company any Blue Marble clients seeking the services typically provided by the Company in the United State of America.

In the event that the Company enters a geographic market in which Mr. Sarowitz or Blue Marble has clients, the Company has an option to acquire Mr. Sarowitz’ or Blue Marble’s (as the case may be) operations in such market at fair market value.  At the Company’s option, Mr. Sarowitz and Blue Marble will permit the Company to become a partner of Blue Marble in any international market that Mr. Sarowitz or Blue Marble enters, on terms no less favorable than those offered by Mr. Sarowitz or Blue Marble (as the case may be) to its other partners in that market.

Services provided by the Company to Blue Marble, if any, would be billed at market rates, with no discount.  Services provided by Blue Marble to the Company, if any, would be billed at the lowest rate that Blue Marble provides such services to any of its other clients.

Pursuant to the terms of the Agreement, in the event of a sale of a material portion of the business or capital stock of Blue Marble, the Company has a right of first refusal to buy Blue Marble.  Beginning on the third anniversary of the Agreement, the Company also has an ongoing option to acquire Blue Marble at fair market value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: July 7, 2014	By:	/s/ Steven R. Beauchamp
Steven R. Beauchamp
President and Chief Executive Officer